UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

USA TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

USA Technologies, Inc. issued the following press release on June 15, 2012:

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:
Veronica Rosa	Joe Crivelli
VP, Corp. Comm. and Investor Relations	Senior Vice President
USA Technologies	Gregory FCA
484-359-2138	610-228-2100
vrosa@usatech.com	joec@gregcomm.com

Leading Independent Proxy Advisory Firm Glass Lewis Recommends
USA Technologies’ Shareholders Vote to Elect All of USA Technologies’ Director Nominees

MALVERN, PA, June 15, 2012 -- USA Technologies, Inc. (NASDAQ: USAT) (“USAT” or the” Company”), a leader of wireless, cashless payment and M2M telemetry solutions for self−serve, small−ticket retailing industries, today announced that Glass Lewis & Co. (“Glass Lewis”), one of the nation’s leading proxy advisory firms, has recommended that USA Technologies’ shareholders vote FOR all nine director nominees on the WHITE proxy card at USA Technologies’ 2012 Annual Meeting of Shareholders to be held on Thursday, June 28, 2012.

In its June 14, 2012 report, Glass Lewis lauded USA Technologies’ progress, particularly in the areas of governance, EBITDA turnaround, and LTM revenue growth, and concluded: “…from an operating standpoint, the Company appears to be making headway under the current board and management team towards achieving greater growth and potential profitability……we believe that shareholders would be best served supporting management's slate of director nominees at this time.”*

The Glass Lewis report continued: “We also note that Mr. Herbert was only recently appointed as the full-time CEO of the Company in late November 2011 (after having served in such capacity on an interim basis since October 2011). In light of the significant degree of board level turnover and the appointment of a new CEO, we believe that management and the incumbent board should be afforded ample opportunity to execute its strategy.”*

The report further noted that: “For the most recent fiscal quarter ended March 31, 2012, being the first full quarter that Mr. Herbert has served as CEO, the Company recorded a positive quarterly EBITDA of approximately $253,000, an improvement over the negative quarterly EBITDA figures recorded by the Company over the prior four quarters.  Management has also intimated that its strategy is on track and expects the Company to record a positive Adjusted EBITDA for the upcoming quarter.”*(1)

2

In response to the Glass Lewis report, USAT issued the following statement:

We are extremely pleased that Glass Lewis supports the election of all of USAT’s highly-qualified and experienced director nominees.  This recommendation further enforces our belief that Mr. Herbert and the eight other nominees are best suited to help steer USAT effectively and efficiently in order to achieve its full potential as we push forward on executing our strategic plan to set USAT on a path to sustained growth and profitability.  Glass Lewis recognizes, as we do, that our plan is beginning to deliver positive results and that our nominees have the qualifications necessary to most effectively lead USAT and to deliver value to all our shareholders.

They also echo our sentiment that the dissidents are in fact disingenuous in shirking all responsibility for the allegations they make given their prior board representation.

Consequently, we strongly recommend all USAT shareholders carefully evaluate the positive progress raised by this third party independent advisor and protect the value of their investment by voting FOR our Director nominees on the WHITE proxy card today.

USAT shareholders are reminded that their vote is important, no matter how many shares they own.  Whether or not they attend the Annual Meeting, the Company recommends shareholders to vote today by telephone, by Internet, or by signing and dating the WHITE proxy card and returning it as soon as possible.  The Company encourages shareholders NOT to return or otherwise vote any proxy card sent to you by S.A.V.E.

Shareholders who have questions about how to vote their shares, or need additional assistance, should contact MacKenzie Partners, Inc., which is assisting USA Technologies in connection with this year’s Annual Meeting, at 800-322-2885.

If you have any questions, require assistance in voting your shares, or need additional copies of USAT’s proxy materials, please call MacKenzie Partners at the phone numbers listed below.

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY  10016
(212) 929-5500 (call collect)
OR
TOLL-FREE (800) 322-2885

* Permission to use quotations was neither sought nor received.

(1)  A description of Adjusted EBITDA, a non-GAAP financial measure, and a reconciliation of net loss to Adjusted EBITDA for the quarter ended March 31, 2012, is set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 which has been filed with the Securities and Exchange Commission.  Management notes that the anticipated positive Adjusted EBITDA for the quarter ending June 30, 2012 excludes the costs associated with the proxy contest.

3

About USA Technologies:

USA Technologies is a leader in the networking of wireless non-cash transactions, associated financial/network services and energy management. USA Technologies provides networked credit card and other non-cash systems in the vending, commercial laundry, hospitality and digital imaging industries. USAT has been granted 79 patents and has agreements with Verizon, Visa, Compass, Crane and others. Visit our website at www.usatech.com.

Forward-looking Statements:
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:  All statements other than statements of historical fact included in this release, including without limitation the financial position, anticipated connections to our network, business strategy and the plans and objectives of the Company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including but not limited to, the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the potential costs and management distractions attendant to Mr. Tirpak’s  nomination of himself and six other candidates as director nominees at the 2012 annual meeting of shareholders; the outcome of the proxy contest and related litigation; whether the actions of our former CEO which resulted in his separation from USAT or the Securities and Exchange Commission’s  investigation would have a material adverse effect on the future financial results or condition of USAT; the ability of USAT to compete with its competitors to obtain market share; the ability of USAT to obtain widespread commercial acceptance of it products; and whether USAT's existing or anticipated customers purchase ePort devices in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

XXX

4